EXHIBIT 5.01

220 South Franklin Street
Tampa, Florida 33602-5330
(813) 224-9255[Phone]
(813) 223-9620 [Fax]
www.bushross.com

Mailing Address:
Post Office Box 3913
Tampa, Florida 33601-3913

October 8, 2010

VIA U.S. MAIL

Shades Holdings, Inc.
Attn: Mr. Sean M. Lyons
20711 Sterlington Drive
Land O’ Lakes, Florida 34638

Mr. Lyons:

We have acted as counsel to Shades Holdings, Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-1, Registration No. 333-168139, as amended to date (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration of (a) 4,000,000 shares of the Company’s common stock, par value $0.0001 per share, being offered by the Company (the “Company Shares”) and (b) the resale of up to an aggregate of 1,102,222 shares of the common stock, par value $0.0001 per share, of the Company by certain selling shareholders (the “Selling Shareholders”) (such shares offered by the Selling Shareholders, the “Selling Shareholder Shares,” and collectively referred to with the Company Shares as the “Shares”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the Company’s Articles of Incorporation, as amended and/or restated to date, (iii) the Company’s By-Laws, as amended and/or restated to date, (iv) resolutions of the Board of Directors of the Company relating to the issuance of the Shares covered by the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.  In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that (a) the Company Shares, when the consideration therefore shall have been received by the Company as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and (b) the Selling Shareholder Shares that may be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof, and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and may not be relied upon for any other purpose.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Bush Ross, P.A.

BUSH ROSS, P.A.